EXHIBIT 21

                                                                 Percentage
                                                                  of Voting
                                                      State or   Securities
                                                     Sovereign     Owned By
                                                      Power of    Immediate
Name of Company                                  Incorporation       Parent

Union Carbide Corporation (the "Corporation")         New York          -  %

Subsidiaries included in the Consolidated Financial Statements except where noted otherwise:

Amerchol Corporation                                  Delaware      100.00
Benefit Capital Management Corporation                Delaware      100.00
Blue Creek Coal Company, Inc.                         Delaware      100.00
Calidria Corporation                                  Delaware      100.00
Catalysts, Adsorbents & Process Systems, Inc.         Maryland      100.00
Dexter Realty Corporation                             Delaware      100.00
KTI Chemicals, Inc.                                   Delaware      100.00
Prentiss Glycol Company                               Delaware      100.00
Seadrift Pipeline Corporation                         Delaware      100.00
UCAR Emulsion Systems FZE                                Dubai      100.00
UCAR Emulsion Systems International, Inc.             Delaware      100.00
UCAR Louisiana Pipeline Company                       Delaware      100.00
UCAR Pipeline Inc.                                    Delaware      100.00
UCAR, Polimeros y Quimicos C.A.                        Ecuador      100.00
UCAR Resinas Caribe Inc.                              Delaware      100.00
UCAR Vanor (Proprietary) Limited                  South Africa      100.00
Ucex (U.K.) Limited                                    England      100.00
Umetco Minerals Corporation                           Delaware      100.00
Union Carbide Argentina S.A.I.C.S.                   Argentina      100.00
Union Carbide Asia Limited                           Hong Kong      100.00
Union Carbide Asia Pacific, Inc.                      Delaware      100.00
Union Carbide Benelux N.V.                             Belgium         (1)
Union Carbide do Brasil S/A                             Brazil      100.00
Union Carbide Caribe Inc.                             Delaware      100.00
Union Carbide Canada Inc.                               Canada      100.00
Union Carbide Chemicals and Plastics
  Technology Corporation                              Delaware      100.00
Union Carbide Chemicals (Australia) Pty. Ltd.        Australia      100.00
Union Carbide Chemicals Korea Limited                    Korea      100.00
Union Carbide Chemicals (Malaysia) Sdn. Bhd.          Malaysia      100.00
Union Carbide Comercial, C.A.                        Venezuela      100.00
Union Carbide Customer Services Pte. Ltd.            Singapore      100.00
Union Carbide Engineering and Hydrocarbons
  Service Company, Inc.                               Delaware      100.00
Union Carbide Ethylene Oxide/Glycol Company           Delaware      100.00
Union Carbide Eurofinance B.V.                     Netherlands      100.00
Union Carbide (Europe) S.A.                        Switzerland      100.00
Union Carbide Foreign Sales Corporation          US Virgin Is.      100.00


(1) 99.83% of the voting securities of Union Carbide Benelux N.V. is owned by Union Carbide Corporation; and 00.17% by Union Carbide (Europe) S.A.


                                                                Percentage
                                                                 of Voting
                                                     State or   Securities
                                                    Sovereign     Owned By
                                                     Power of    Immediate
Name of Company                                 Incorporation       Parent

Union Carbide Formosa Co., Ltd.                        Taiwan       100.00
Union Carbide (Guangdong Zhongshan) Company Limited     China       100.00
P.T. Union Carbide Indonesia                        Indonesia       100.00
Union Carbide Imaging Systems, Inc.                  Delaware       100.00
Union Carbide Inter-America Inc.                     Delaware       100.00
Union Carbide Inter-America Inc.                   New Jersey       100.00
Union Carbide Investimentos e Participacoes S/C Ltda.  Brazil       100.00
Union Carbide Japan K.K.                                Japan       100.00
Union Carbide Limited                                 England       100.00
Union Carbide Pan America, Inc.                      Delaware       100.00
Union Carbide Philippines (Far East) Inc.         Philippines       100.00
Union Carbide Quimicos y Plasticos, S.A. de C.V.       Mexico       100.00
Union Carbide Services Eastern Limited              Hong Kong       100.00
Union Carbide South Africa (Proprietary) Limited South Africa       100.00
Union Carbide Subsidiary L, Inc.                     Delaware       100.00
Union Carbide Thailand Limited                       Thailand       100.00
Union Polymers Sdn. Bhd.                             Malaysia        60.00
Westbridge Insurance Ltd.                             Bermuda       100.00

Companies reported in the Consolidated Financial Statements on an Equity in Net Assets Basis included:

Asian Acetyls                                   Rep. of Korea        33.00
Alberta & Orient Glycol Company Limited                Canada        50.00
Aspell Polymeres SNC                                   France        50.00
Commercial Alcohols Limited                            Canada        50.00
Equate Petrochemical Company K.S.C.                    Kuwait        45.00
Nippon Unicar Company Limited                           Japan        50.00
Petromont and Company, Limited Partnership             Canada        49.95
Petromont Inc.                                         Canada        50.00
Polimeri Europa S.r.l.                                  Italy        50.00
Seadrift Polypropylene Company                          Texas        50.00
Shawinigan Pipeline Reg'd.                             Canada        50.00
Union Carbide Lanka Limited                         Sri Lanka        49.00
UOP                                                  New York        50.00
Union Showa K.K.                                        Japan        50.00
World Ethanol Company                                Illinois        50.00

* * * * * * * * * * * *

The names of the Corporation's other consolidated subsidiaries and companies carried on an equity in net assets basis are not listed. These subsidiaries and companies, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary. In addition, the Corporation has investments in other subsidiaries and 20-to-50%-owned companies for which financial statements are not submitted because all such subsidiaries and companies, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.